PROSPECTUS and				PRICING SUPPLEMENT NO. 21
PROSPECTUS SUPPLEMENT, each		effective at 4:15 PM ET
Dated September 3, 1996			Dated June 4, 1997
CUSIP: 24422EHT9				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $313,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				11 June 1997

Maturity Date:					11 June 1999

Principal Amount:					$50,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Minus 10 Basis Points

Initial Interest Determination Date:	9 June 1997

Day Count Convention:				Actual/360

Interest Reset Dates:			      10 September 1997, 10 December 1997
							11 March 1998, 11 June 1998,
							11 September 1998,
11 December 1998 and 11 March 1999.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				10 September 1997, 10 December 1997
							11 March 1998, 11 June 1998,
							11 September 1998, 11 December 1998
							11 March 1999 and at maturity.

Redemption Provisions:				None

Plan of Distribution:				Goldman Sachs & Co.
has purchased the Senior Notes
as principal at a purchase
price of 99.94365% of the
aggregate principal amount
of the Senior Notes.


Goldman Sachs & Co.
r:finance\mtn\jdccflglibor.doc